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                                                                    EXHIBIT 99.1

FORM OF PROXY CARD


AG-CHEM EQUIPMENT CO., INC.         [FRONT]                                PROXY
5720 SMETANA DRIVE
MINNETONKA, MINNESOTA 55343

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alvin E. McQuinn and Robert L. Hoffman, and each of them with full power of substitution, Proxies to represent and vote, as designated below, all of the shares of the Common Stock of Ag-Chem Equipment Co., Inc., registered in the name of the undersigned as of the close of business on March 19, 2001, with the powers the undersigned would possess if personally present at the Special Meeting of Shareholders to be held at the offices of the Company, located at 5720 Smetana Drive, Minnetonka, Minnesota 55343, at 1:00 p.m., local time, on April 16, 2001, and at any adjournment thereof, hereby revoking any proxy or proxies previously given.

1. Proposal to approve the Agreement and Plan of Merger dated as of November 20, 2000, by and among Ag-Chem Equipment Co., Inc., AGCO Corporation, and Agri Acquisition Corp., and all transactions contemplated by such agreement, including the merger.

            [ ] FOR                [ ] AGAINST             [ ] ABSTAIN

2. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


                                    Dated ____________________, 2001


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                                                    (Signature)


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                                                 (Second signature)

                                    PLEASE DATE AND SIGN ABOVE exactly as your name appears at left, indicating where appropriate, official position or representative capacity.